UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2011

Warner Music Group Corp.

(Exact name of Co-Registrant as specified in its charter)

Delaware	001-32502	13-4271875
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Rockefeller Plaza, New York, New York		10019
(Address of principal executive offices)		(Zip Code)

Co-Registrant’s telephone number, including area code: (212) 275-2000

WMG Acquisition Corp.

(Exact name of Co-Registrant as specified in its charter)

Delaware	333-121322	68-0576630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Rockefeller Plaza, New York, New York		10019
(Address of principal executive offices)		(Zip Code)

Co-Registrant’s telephone number, including area code: (212) 275-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Co-Registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

WMG Acquisition Corp. (“Warner Music Group”) entered into Amendment No. 1 to the Security Agreement (the “Security Agreement Amendment”), dated as of September 28, 2011, which amends the Security Agreement, dated May 28, 2009, among Warner Music Group, WMG Holdings Corp., the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as collateral agent and notes authorized representative, to make certain technical corrections to the Security Agreement.

A copy of the Security Agreement Amendment is attached as Exhibit 10.1 hereto and incorporated herein by reference. The foregoing description of the Security Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Amendment No. 1 to Security Agreement, dated as of September 28, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the co-registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

WARNER MUSIC GROUP CORP.

BY:	/s/ Paul Robinson
Paul Robinson EVP and General Counsel

Date: October 3, 2011

WMG ACQUISITION CORP.

BY:	/s/ Paul Robinson
Paul Robinson EVP and General Counsel

Date: October 3, 2011

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 1 to Security Agreement, dated as of September 28, 2011.